Exhibit 99.1

Energy Fuels Secures New Processing Contract

LAKEWOOD, CO, Oct. 31, 2016 /CNW/ - Energy Fuels Inc. (NYSE MKT: UUUU; TSX: EFR) ("Energy Fuels" or the "Company"), a leading producer of uranium in the United States, is pleased to announce that it has entered into a contract to secure additional quantities of one of its currently licensed uranium-bearing alternate feed materials for processing at the Company's 100%-owned White Mesa Mill (the "Mill").  Under the contract, the Company will earn a fee for processing the alternate feed material and returning finished uranium product to the generator of the feed material.  The fee is expected to cover the Company's processing cost and provide the Company with a reasonable margin.  As these additional quantities of alternate feed material are covered by an existing license amendment, no additional licensing actions will be required.

This will be a substantial project that was not previously included in the Company's business plan and results in a new source of revenue for 2017.  The Company expects the net cash-flows from the processing of this material to be consistent with past arrangements.  This new business is also expected to increase the Company's uranium processing in 2017 above previously announced guidance, although the uranium recovered will be for the account of a 3rd party.

Located in southeast Utah, the White Mesa Mill is the only licensed and operating conventional uranium mill in the United States.  The Mill is also one of the only facilities in North America licensed and equipped to process and recycle alternate feed materials for the recovery of uranium.  Alternate feed materials are materials, other than conventional ores, that contain recoverable quantities of natural uranium.  Since the 1990's, the Mill has processed a number of different sources of alternate feed materials, and since 2005, has recovered a total of approximately 1.5 million pounds of U3O8 from those sources.  This is an important aspect of the Mill's business, especially during times of low uranium prices.

Stephen P. Antony, President and CEO of Energy Fuels stated:  "The Company's ability to process alternate feed materials for the recovery of uranium at the White Mesa Mill, including the fee processing arrangement we announced today, is a very important aspect of the Company's business and revenue stream.  The White Mesa Mill is an excellent option for entities that generate significant quantities of uranium-bearing materials, since we are able to return value to them in the form of marketable uranium.  This new tranche of material was not previously in our business plan, so the expected cash-flows are timely for Energy Fuels during today's low uranium prices.  Finally, we are proud of our alternate feed business, as we are recycling these feed sources and recovering natural uranium which is used in the generation of clean, carbon-free nuclear energy.  The Company continues to aggressively pursue additional alternate feed opportunities for the Mill, as an integral part of our business."

About Energy Fuels:  Energy Fuels is a leading integrated US-based uranium mining company, supplying U3O8 to major nuclear utilities.  Energy Fuels holds three of America's key uranium production centers, the White Mesa Mill in Utah, the Nichols Ranch Processing Facility in Wyoming, and the Alta Mesa Project in Texas.  The White Mesa Mill is the only conventional uranium mill operating in the U.S. today and has a licensed capacity of over 8 million pounds of U3O8 per year.  The Nichols Ranch Processing Facility is an ISR production center with a licensed capacity of 2 million pounds of U3O8 per year.  Alta Mesa is an ISR production center currently on care and maintenance.  Energy Fuels also has the largest NI 43-101 compliant uranium resource portfolio in the U.S. among producers, and uranium mining projects located in a number of Western U.S. states, including one producing ISR project, mines on standby, and mineral properties in various stages of permitting and development.  The Company's common shares are listed on the NYSE MKT under the trading symbol "UUUU", and on the Toronto Stock Exchange under the trading symbol "EFR".

Cautionary Note Regarding Forward-Looking Statements:  Certain information contained in this news release, including any information relating to: the Company being a leading producer of uranium in the U.S.; the ability of the Company to successfully process this alternate feed material; the significance and magnitude of the net cash-flows expected to be received; whether or not the fees to be obtained will cover the Company's processing costs and provide the Company with a reasonable margin; the ability of the Company to process this alternate feed material under an existing license amendment; any increases in the Company's expected uranium production for 2017; the White Mesa Mill being one of the only facilities in North America licensed and equipped to process and recycle alternate feed materials; alternate feed processing being an important aspect of the Company's business and revenue; the ability of the White Mesa Mill to return value from alternate feed materials in the form of marketable uranium; the Company continuing to aggressively pursue additional alternate feed opportunities for the Mill; and any other statements regarding Energy Fuels' future expectations, beliefs, goals or prospects; constitute forward-looking information within the meaning of applicable securities legislation (collectively, "forward-looking statements").  All statements in this news release that are not statements of historical fact (including statements containing the words "expects", "does not expect", "plans", "anticipates", "does not anticipate", "believes", "intends", "estimates", "projects", "potential", "scheduled", "forecast", "budget" and similar expressions) should be considered forward-looking statements.  All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond Energy Fuels' ability to control or predict.  A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation factors relating to: the Company being a leading producer of uranium in the U.S.; the ability of the Company to successfully process this alternate feed material; the significance and magnitude of the net cash-flows expected to be received; whether or not the fees to be obtained will cover the Company's processing costs and provide the Company with a reasonable margin; the ability of the Company to process this alternate feed material under an existing license amendment; any increases in the Company's expected uranium production for 2017; the White Mesa Mill being one of the only facilities in North America licensed and equipped to process and recycle alternate feed materials; alternate feed processing being an important aspect of the Company's business and revenue; the ability of the White Mesa Mill to return value from alternate feed materials in the form of marketable uranium; the Company continuing to aggressively pursue additional alternate feed opportunities for the Mill; and other risk factors as described in Energy Fuels' most recent annual report on Form 10-K and quarterly financial reports.  Energy Fuels assumes no obligation to update the information in this communication, except as otherwise required by law.  Additional information identifying risks and uncertainties is contained in Energy Fuels' filings with the various securities commissions which are available online at www.sec.gov and www.sedar.com.  Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of the management of Energy Fuels relating to the future.  Readers are cautioned that such statements may not be appropriate for other purposes.  Readers are also cautioned not to place undue reliance on these forward-looking statements, that speak only as of the date hereof.

SOURCE Energy Fuels Inc.

%CIK: 0001385849

For further information: Energy Fuels Inc.: Curtis Moore - VP - Marketing & Corporate Development, (303) 974-2140 or Toll free: (888) 864-2125, investorinfo@energyfuels.com, www.energyfuels.com

CO: Energy Fuels Inc.

CNW 06:30e 31-OCT-16